Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-263294, 333-269993, 333-269995, 333-269996, 333-230095, 033-96542, 333-25475, 333-44441, 333-69029, 333-09875, 333-57194, and 333-80077) and Form S-8 (Nos. 333-255864, 333-256929, 333-188729, 333-80081, 333-264348 and 333-280397) of Veris Residential, Inc. of our report dated February 24, 2025 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 24, 2025